Exhibit 99.1

200 International Circle

Suite 3500

Hunt Valley, MD

21030

Phone: 410-427-1700

Fax: 410-427-8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA HEALTHCARE INVESTORS DECLARES PRORATED DIVIDEND FOR REMAINDER OF QUARTER IN CONNECTION WITH ACQUISITION OF AVIV REIT, INC. AND ANNOUNCES 2015 GUIDANCE

HUNT VALLEY, MARYLAND – April 15, 2015 – Omega Healthcare Investors, Inc. (“Omega”) (NYSE:OHI) announced today that its Board of Directors has declared a prorated dividend of $0.18 per share of Omega’s common stock in view of the completed acquisition of Aviv REIT, Inc. (“Aviv”), pursuant to a merger of Aviv with and into a wholly owned subsidiary of Omega on April 1, 2015. Omega also announced its 2015 quarterly and annual Adjusted Funds Available for Distribution (“FAD”) and Adjusted Funds From Operations (“AFFO”) guidance.

QUARTERLY DIVIDEND

The per share dividend amount payable by Omega represents dividends for April 2015, at a quarterly dividend rate of $0.54 per share of common stock, representing an increase of $0.01 per share over the quarterly dividend rate for the immediately preceding quarterly period. Omega previously paid a cash dividend of $0.36 per share to holders of record of common stock as of the close of business on March 31, 2015, which represented dividends for February and March 2015 at the quarterly rate of $0.54 per share. The $0.18 dividend will be payable in cash on May 15, 2015 to stockholders of record as of the close of business on April 30, 2015.

2015 FAD AND ADJUSTED FFO GUIDANCE

Omega revised its 2015 annual FAD available to common stockholders to be between $2.75 and $2.81 per diluted share and its 2015 annual AFFO available to common stockholders to be between $2.98 and $3.04 per diluted share. The table below outlines Omega’s 2015 quarterly guidance for both FAD and AFFO available to common stockholders:

2015 AFFO and FAD Guidance Range per diluted common share (1)(3)(5)(6)
	Q1(2)	Q2	Q3	Q4(4)	Full Year
AFFO	$0.70 - $0.71	$0.74 - $0.75	$0.76 - $0.78	$0.78 - $0.80	$2.98 - $3.04

FAD	$0.64 - $0.65	$0.68 - $0.69	$0.70 - $0.72	$0.72 - $0.74	$2.75 - $2.81

	2014 AFFO And FAD Actual per diluted common share
	Q1	Q2	Q3	Q4	Full Year
AFFO	$0.71	$0.69	$0.73	$0.72	$2.85

FAD	$0.65	$0.63	$0.67	$0.66	$2.61

(1)	Assumes $650 million of new investments and planned capital renovation projects for 2015, including $15.4 million of new investments and capital renovations closed and/or completed in the first quarter of 2015 by Omega and $65 million by Aviv.
(2)	Assumes 135 million fully diluted weighted average common shares outstanding.
(3)	At April 1, 2015, after reflecting operating partnership units and other dilutive securities there were approximately 196 million fully diluted common shares outstanding.
(4)	Assumes refinancing $575 million 6.75% notes due 2022.
(5)	Omega's guidance is based on a number of assumptions, which are subject to change and many of which are outside Omega’s control. If actual results vary from these assumptions, Omega's expectations may change. Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures and capital and financing transactions may cause actual results to vary materially from our current expectations. There can be no assurance that Omega will achieve its projected results.

(6)	Omega’s management has prepared the estimates for the first quarter of 2015 presented above in good faith based upon the most recent information available to Omega’s management from Omega’s internal reporting procedures as of the date of this document. The preliminary estimated ranges set forth herein are preliminary and unaudited, do not take into account or give pro forma effect to the acquisition by merger of Aviv, are subject to additional financial closing procedures, and may be revised as a result of Omega management’s further review of Omega’s results. Omega and its auditors have not completed their normal quarterly review as of and for the first quarter of 2015, and there can be no assurance that our final results for this quarterly period will not differ from these estimates. Any such changes could be material. During the course of the preparation of Omega’s consolidated financial statements and related notes as of and for the three months ended March 31, 2015, Omega may identify items that would require Omega to make material adjustments to the preliminary financial information presented above.

COMPANY’S COMMENTS ON GUIDANCE

C. Taylor Pickett, President and CEO of Omega stated, “We are very pleased to have closed the Omega/Aviv merger on April 1st and we are working together on a combined basis sourcing growth opportunities. The merger closed later than we originally expected and we issued equity earlier and in a larger amount than we had originally planned. Therefore, our first quarter guidance is less than we planned and our quarterly run rate is a quarter behind our initial guidance. Our quarterly run rate, annualized using the mid-point guidance for the third quarter, is $3.08 per share for AFFO and $2.84 per share for FAD.” Mr. Pickett continued, “We are excited about our continued growth prospects and our outlook going into 2016.”

2015 FAD AND AFFO GUIDANCE RECONCILIATION

The following table presents a reconciliation of Omega’s guidance regarding AFFO and FAD to projected GAAP earnings. Omega may, from time to time, update its publicly announced FAD and AFFO guidance, but it is not obligated to do so.

	2015 Quarterly AFFO and FAD Guidance Range per diluted common share
	Q1	Q2	Q3	Q4	Full Year
Net Income	$0.31 - $0.32	$0.15 - $0.16	$0.40 - $0.43	$0.33 - $0.35	$1.20 - $1.26
Depreciation	0.23	0.30	0.31	0.32	1.18
Real estate impairment	0.04	-	-	-	0.03
FFO	$0.58 - $0.59	$0.45 - $0.46	$0.71 - $0.74	$0.65 - $0.67	$2.41 - $2.47
Adjustments:
Transaction costs	0.04	0.27	0.03	-	0.35
Interest – refinancing costs	0.07	-	-	0.11	0.17
Stock-based compensation expense	0.01	0.01	0.01	0.01	0.05
AFFO	$0.70 - $0.71	$0.74 - $0.75	$0.76 - $0.78	$0.78 - $0.80	$2.98 - $3.04
Non-cash interest expense	0.01	0.01	0.01	0.01	0.04
Non-cash revenue	(0.07)	(0.07)	(0.07)	(0.07)	(0.27)
FAD	$0.64 - $0.65	$0.68 - $0.69	$0.70 - $0.72	$0.72 - $0.74	$2.75 - $2.81

Note: All per share numbers rounded to 2 decimals. This table should be read in conjunction with the notes to the preceding table.

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2014 FAD AND AFFO QUARTERLY RECONCILIATION

	2014 Actual Quarterly AFFO and FAD per diluted common share
	Q1	Q2	Q3	Q4	Full Year
Net Income	$0.45	$0.37	$0.48	$0.44	$1.74
Gain on assets sold	(0.02)	-	-	-	(0.02)
Depreciation	0.25	0.25	0.23	0.24	0.97
Real estate impairment	-	0.01	0.02	-	0.03
FFO	$0.68	$0.63	$0.73	$0.68	$2.71
Adjustments:
Transaction costs	-	-	-	0.03	0.03
Interest – refinancing costs	0.02	0.02	(0.01)	-	0.02
Provision for uncollectable accounts receivable	-	0.02	-	-	0.02
Stock-based compensation expense	0.02	0.02	0.02	0.02	0.07
AFFO	$0.71	$0.69	$0.73	$0.72	$2.85
Non-cash interest expense	0.01	0.01	0.01	0.01	0.04
Non-cash revenue	(0.07)	(0.07)	(0.07)	(0.07)	(0.28)
FAD	$0.65	$0.63	$0.67	$0.66	$2.61

Note: All per share numbers rounded to 2 decimals.

Funds From Operations (“FFO”), Adjusted FFO (“AFFO”) and Adjusted Funds Available for Distribution (“FAD”) are non-GAAP financial measures. For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of Omega, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, Omega has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Omega calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate

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assets. Omega believes that FFO, AFFO and FAD are important supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from Omega.

Omega uses FFO, AFFO and FAD among the criteria to measure the operating performance of its business. Omega further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. Omega offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO, AFFO and FAD are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in Omega’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

AFFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. FAD is calculated as AFFO less non-cash interest expense and non-cash revenue, such as straight-line rent. Omega believes these measures provide an enhanced measure of the operating performance of Omega’s core portfolio as a REIT. FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. Omega’s computation of AFFO and FAD are not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but Omega believes that they are appropriate measures for this Company.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of Omega’s common stock, and there shall not be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of April 1, 2015, after giving effect to the Aviv merger transaction, Omega has a portfolio of investments that includes over 900 properties located in 41 states and operated by 81 different operators.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

________________________

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements

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regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations. Omega does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) risks relating to the integration of Aviv’s operations and employees into Omega and the possibility that the anticipated synergies and other benefits of the combination with Aviv will not be realized or will not be realized within the expected timeframe; and (xiii) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.

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